Exhibit 5.1

Kathleen M. Karpan
Attorney at Law
Margaret M. White
Attorney at Law
214 West Lincolnway
Suite 25
Cheyenne, WY 82001
(307) 637-0143 (voice)
(307) 637-0477 (fax)
November 10, 2009
Duoyuan Printing, Inc.
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing 102600
People’s Republic of China
Ladies and Gentlemen:
We have been asked to render this opinion in our capacity as special Wyoming counsel for Duoyuan Printing, Inc., a Wyoming corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, (the “Act”) of 1,750,000 common shares of par value U.S. $0.001 each in the authorized but unissued share capital of the Company (the “Shares”) for issuance pursuant to the Company’s 2009 Omnibus Incentive Plan (the “Plan”).
As Wyoming counsel to the Company, we have reviewed the corporation authorizations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorizing their issue.
It is our opinion that the Shares to be issued by the Company have been duly and validly authorized, and when issued, sold and paid for in the matter described by the Plan, and any respective form of agreement issued pursuant thereto, and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors has delegated its powers with respect to the administration of the Plan), will be legally issued, fully paid and non-assessable.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such terms as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
This opinion is issued by Karpan and White P.C.
Sincerely,
/s/ Karpan & White P.C.
Karpan & White P.C.